UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2009

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 16, 2009 at the Revett Minerals Inc. special and annual meeting of the shareholders, shareholders of the company elected a new board member, Tony L. Alford.

Mr. Alford is the Founder and President of PBA Consultants, Inc. since April 1996, a consulting firm specializing in tax savings and cost reduction services, for many of the fortune 500 companies across the USA. He is also the Founder and CEO of Alford & Associates Inc., a natural resource and real estate investment company. Mr. Alford attended Elon College in North Carolina and Liberty University, in Virginia where he studied business management and marketing. He currently serves as a board member for Wachovia Bank of NC, a Wells Fargo Company and several non profit organizations.

Shareholders also elected previously appointed Board members, John G. Shanahan, David R. Lewis and Timothy R. Lindsey.

Directors John Hick, William Orchow, and Daniel Tellechea elected not to stand for re-election and are no longer members of the board.

Mr. Alford will be compensated as a non-employee director of Revett Minerals Inc. He will receive a retainer of $7,500 per quarter; and $2,000 for each board meeting attended and $1,000 for each special meeting attended.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated June 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC
(registrant)

Date: June 18, 2009	By: /s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer and Secretary